Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of September 29, 2011, is by and among PRIMO WATER CORPORATION, a Delaware corporation (the “Company”), the other Borrowers identified on the signature pages hereto (together with the Company, collectively the “Borrowers”), the Guarantors identified on the signature pages hereto (collectively, the “Guarantors”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 10, 2010 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Company has informed the Administrative Agent that the Credit Parties will not be in compliance with the minimum Consolidated Interest Coverage Ratio covenant contained in Section 5.9(c) of the Credit Agreement for the fiscal quarter ended September 30, 2011 (the “Acknowledged Event of Default”);

WHEREAS, the Credit Parties have requested that the Required Lenders (a) waive the Acknowledged Event of Default and (b) amend a certain provision of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to (a) waive the Acknowledged Event of Default and (b) make such amendment to the Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
WAIVER

1.1           Limited Waiver of Acknowledged Event of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive the Acknowledged Event of Default; provided, that this waiver shall only be effective from the Effective Date (as defined in Section 2.1) through the earlier of (x) November 30, 2011, (y) the date upon which a definitive third amendment to the Credit Agreement has been duly executed by the necessary parties and has become effective to amend the Credit Agreement in certain respects (including the amendment to certain of the financial covenants set forth in Section 5.9 of the Credit Agreement) and (z) the occurrence of any Default or Event of Default other than the Acknowledged Event of Default (the “Waiver Effective Period”).

1.2           Effectiveness of Waiver.  This waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Documents, except as specifically modified or waived by this waiver, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default (other than an Acknowledged Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.  Upon the expiration or termination of the Waiver Effective Period, the Acknowledged Event of Default shall be reinstated and constitute an Event of Default and the Lenders shall be immediately entitled to exercise any or all of their rights and remedies arising in respect thereof.

1.3           Limitations on Certain Actions During the Waiver Effective Period.  During the Waiver Effective Period the aggregate amount of all outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations at any time during the Waiver Effective Period shall not exceed $10,000,000 at any time. Any failure by the Credit Parties or any Subsidiary to comply with the foregoing shall constitute an Event of Default.

ARTICLE II
AMENDMENT TO CREDIT AGREEMENT

2.1           Amendment to Section 5.9(b).  Section 5.9(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           Consolidated EBITDA.  Consolidated EBITDA for the twelve month period ending September 30, 2011 shall be greater than or equal to $5,600,000.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1           Closing Conditions.  This Amendment shall be deemed effective as of the date first above written (the “Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

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(a)           Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Required Lenders and the Administrative Agent.

(b)           Default.  After giving effect to this Amendment, no Default or Event of Default shall exist (other than the Acknowledged Event of Default).

(c)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           The representations and warranties set forth in Article III of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct as of the date hereof (except for those which expressly relate to an earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Acknowledged Event of Default).

(f)           The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

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(g)           The Credit Party Obligations are not reduced by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.2           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.3           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.4           Expenses.  The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.5           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.6           Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.8           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.9           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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4.10         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.11         General Release.  In consideration of the Administrative Agent’s willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Issuing Lender, the Swingline Lender, the Lenders and the Administrative Agent’s, the Issuing Lender’s, the Swingline Lender’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Documents and the transactions contemplated thereby.

4.12         Waiver to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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PRIMO WATER CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

COMPANY:	PRIMO WATER CORPORATION,
a Delaware corporation

	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

SUBSIDIARY BORROWERS:	PRIMO PRODUCTS, LLC,
a North Carolina limited liability company

By: Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

PRIMO DIRECT, LLC,
a North Carolina limited liability company

By: Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

PRIMO REFILL, LLC,
a North Carolina limited liability company

By: Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

PRIMO ICE, LLC,
a North Carolina limited liability company

By: Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

PRIMO WATER CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

GUARANTORS:                                                      None.

PRIMO WATER CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ James R. Myers
Name: James R. Myers
Title: Senior Vice President

PRIMO WATER CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

By: /s/ J. Thomas Johnson, Jr.
Name: J. Thomas Johnson, Jr.
Title: Sr. Vice President

PRIMO WATER CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

LENDERS:	BRANCH BANKING & TRUST COMPANY,
as a Lender

By: /s/ Benjamin S. Staton II
Name: Benjamin S. Staton II
Title: Vice President